SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2008 (January 17, 2008)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01	OTHER EVENTS.

On January 17, 2008, Ambac Financial Group, Inc. (“Ambac”) issued a press release announcing that Moody’s Investors Service (“Moody’s”) has placed Ambac Assurance Corporation’s and Ambac Assurance UK Limited’s ‘Aaa’ insurance financial strength rating on review for possible downgrade. Ambac, Ambac Assurance Corporation and Ambac Assurance UK Limited shall be collectively referred to herein as the “Company”. A copy of the press release, filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, Moody’s has placed on possible downgrade Ambac’s Aa2 senior unsecured debt rating and financing trusts and, Aa3 junior subordinated debt rating and (P)A1 provisional rating on preferred stock. As a result of Moody’s review, the Moody’s-rated securities that are “wrapped” or guaranteed by Ambac are also placed under review for possible downgrade, except those with higher public underlying ratings. Moody’s stated that this action follows Ambac’s announcement of record losses, a capital raising plan, and the retirement of its CEO.

Moody’s review of the Company’s ratings will focus on risk in the Company’s insured portfolio and execution of its capital plan, as well as new management’s ability to formulate and execute strategic and operational plans in the rapidly evolving market for financial guaranty insurance.

Certain statements in this document and the exhibit are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Item
99.01	Press release, dated January 17, 2008, issued by Ambac Financial Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: January 18, 2008
	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.01	Press release, dated January 17, 2008, issued by Ambac Financial Group, Inc